CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





           We consent to the reference to our Firm, under the caption of "Experts" on Form N-14 of Progressive Return Fund, Inc.






                              TAIT, WELLER & BAKER




Philadelphia, Pennsylvania
August 2, 2002